Exhibit 99.3
WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except as otherwise indicated)

Introduction
The following unaudited pro forma condensed combined financial statements give effect to the transaction between Western Refining, Inc. (“Western” or the "Company") and Northern Tier Holdings LLC (“NTH”). On November 12, 2013, NTH and Western entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company purchased from NTH all of NTH’s interests in NT InterHoldCo LLC, a wholly-owned subsidiary of NTH that holds all of the membership interests in Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP (the "Partnership") and 35,622,500 common units representing the limited partnership interests in the Partnership (together "NTE") for a purchase price of $775 million. As a result of acquiring all of the general partner interests in the Partnership, Western will be required to consolidate NTE for financial statement reporting purposes and reflect a non-controlling interest. The purchase price, plus transaction expenses and debt costs of $3.5 million and $13.3 million, respectively, were funded by a $550 million term loan and $242 million in cash. The transactions contemplated by the Purchase Agreement were consummated on November 12, 2013.
The unaudited pro forma condensed combined balance sheet is presented as if the acquisition occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 1, 2012. The unaudited pro forma condensed combined financial statements include adjustments that are based on preliminary estimates pending the completion of an independent appraisal and other evaluations to reflect the allocation of the purchase price to NTE's net assets as of November 12, 2013. The excess of purchase price over the estimated net fair value of assets acquired and liabilities assumed is categorized as goodwill. The final purchase accounting adjustments recorded in connection with the acquisition of NTE may differ from those presented herein.
The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Western included in its annual report on Form 10-K for the year ended December 31, 2012; (ii) the audited historical consolidated financial statements of NTE for the year ended December 31, 2012 and the unaudited consolidated financial statements of NTE for the period ended September 30, 2013 included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A; (iii) the unaudited historical financial statements of Western, included in its quarterly report on Form 10-Q for the period ended September 30, 2013; and (iv) the other information contained in the statements and reports filed by Western with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the NTE acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of Western or NTE in the future. The pro forma adjustments, as described below, are based upon available information and certain assumptions that Western’s management believes are reasonable.
The unaudited pro forma condensed combined financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the NTE acquisition.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
September 30, 2013
(In thousands)

	Western Historical	NTE Historical	Adjustments & Eliminations		Purchase Price Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$371,141	$126,653	$—		$(238,343)	(a)	$259,451
Accounts receivable, trade, net	384,507	154,668					539,175
Inventories	266,389	171,372	(14,570)	(1)	3,481	(b)	426,672
Prepaid expenses	161,188	—	18,087	(2)			179,275
			14,570	(1)	(2,589)	(b)
Other current assets	99,275	28,881	(18,087)	(2)			122,050
Total current assets	1,282,500	481,574					1,526,623
Property, plant, and equipment, net	1,181,785	435,688			481,012	(b)	2,098,485
Intangible assets, net	40,562	35,398			2,802	(b)	78,762
Goodwill	—	—			1,238,238	(c)	1,238,238
Equity method investment	—	86,452			16,248	(b)	102,700
					13,343	(a)
Other assets, net	44,231	27,236			(15,936)	(b)	68,874
Total assets	$2,549,078	$1,066,348	$—		$1,498,256		$5,113,682
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$540,766	$302,642	$(17,625)	(3)	$—		$825,783
Accrued liabilities	120,289	52,284	17,625	(3)			190,198
Derivative liability	—	2,969					2,969
Deferred income tax liability, net	45,717	—					45,717
Current portion of long-term debt	204,336	—			5,500	(a)	209,836
Total current liabilities	911,108	357,895					1,274,503
Long-term liabilities:
					544,500	(a)
Long-term debt, less current portion	350,151	275,000			3,438	(b)	1,173,089
Lease financing obligation	—	7,257	10,036	(4)			17,293
					(12,354)	(b)
Deferred income tax liability, net	328,173	—	12,354	(5)	7,478	(b)	335,651
			(10,036)	(4)
Other liabilities	42,576	18,186	(12,354)	(5)			38,372
Total long-term liabilities	720,900	300,443					1,564,405
Commitments and contingencies
Western shareholders’ equity:
Common stock	918	—					918
Preferred stock	—	—					—
Additional paid-in capital	624,642	—					624,642
Retained earnings	649,081	—					649,081
Accumulated other comprehensive loss, net of tax	(1,017)	—					(1,017)
Treasury stock	(356,554)	—					(356,554)
Total Western stockholders’ equity	917,070	—					917,070
Partners' capital	—	410,365			(410,365)	(a)	—
Accumulated other comprehensive loss		(2,355)			2,355	(a)	—
Non-controlling interest	—	—			1,357,704	(a)	1,357,704
	—	408,010					1,357,704
Total liabilities and equity	$2,549,078	$1,066,348	$—		$1,498,256		$5,113,682

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2013
(In thousands, except per share data)

	Western Historical	NTE Historical	Pro Forma Adjustments		Pro Forma Combined
Net sales	$7,063,789	$3,687,100	$(233,700)	(6)	$10,517,189
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and			(233,700)	(6)
amortization)	5,961,690	3,153,300	(27,000)	(7)	8,854,290
Direct operating expenses (exclusive of depreciation and amortization)	359,195	195,900			555,095
Selling, general and administrative expenses	84,779	64,200			148,979
Gain on disposal of assets, net	(7,024)	—			(7,024)
Maintenance turnaround expense	46,098	49,200			95,298
Depreciation and amortization	79,210	27,800	27,549	(d)	134,559
Formation and offering costs	—	1,500	(1,500)	(8)	—
Other income, net	—	(11,600)	11,600	(9)	—
Total operating costs and expenses	6,523,948	3,480,300	(223,051)		9,781,197
Operating income	539,841	206,800	(10,649)		735,992
Other income (expense):
Realized losses from derivative activities	—	(19,700)	19,700	(7)	—
Unrealized gains from derivative activities	—	46,700	(46,700)	(7)	—
Interest income	541	—			541
			(16,956)	(e)
Interest expense and other financing costs	(46,101)	(19,000)	369	(f)	(81,688)
Amortization of loan fees	(4,642)	—	(1,314)	(g)	(5,956)
Loss on extinguishment of debt	(46,772)	—	—		(46,772)
			(1,500)	(8)
Other, net	392	—	11,600	(9)	10,492
Income (loss) before income taxes	443,259	214,800	(45,450)		612,609
Provision for income taxes	(159,937)	(4,300)	(22,123)	(h)	(186,360)
Net income (loss)	$283,322	$210,500	(67,573)		426,249

Less net income attributable to non-controlling interest			112,415	(i)	112,415

Net income attributable to Western shareholders			$(179,988)		$313,834

Earnings per share attributable to Western shareholders
Basic	$3.40				$3.78
Diluted	$2.80				$2.97
Weighted average shares outstanding
Basic	83,100				83,100
Diluted	105,602				105,602

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2012
(In thousands, except per share data)

	Western Historical	NTE Historical	Pro Forma Adjustments		Pro Forma Combined
Net sales	$9,503,134	$4,653,900	$(300,100)	(6)	$13,856,934
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and			(300,100)	(6)
amortization)	8,054,385	3,584,900	271,400	(7)	11,610,585
Direct operating expenses (exclusive of depreciation and amortization)	483,070	254,100			737,170
Selling, general and administrative expenses	114,628	88,300			202,928
Gain on disposal of assets, net	(1,891)	—			(1,891)
Maintenance turnaround expense	47,140	26,100			73,240
Depreciation and amortization	93,907	33,200	36,730	(d)	163,837
Formation and offering costs	—	1,400	(1,400)	(8)	—
Contingent consideration loss	—	104,300			104,300
Other income, net	—	(9,400)	9,400	(9)	—
Total operating costs and expenses	8,791,239	4,082,900	16,030		12,890,169
Operating income	711,895	571,000	(316,130)		966,765
Other income (expense):
Realized losses from derivative activities	—	(339,400)	339,400	(7)	—
Unrealized gains from derivative activities	—	68,000	(68,000)	(7)	—
Interest income	696	—			696
			(22,747)	(e)
Interest expense and other financing costs	(81,349)	(42,200)	492	(f)	(145,804)
Amortization of loan fees	(6,860)	—	(1,696)	(g)	(8,556)
Loss on extinguishment of debt	(7,654)	(50,000)			(57,654)
			(1,400)	(8)
Other, net	359	—	9,400	(9)	8,359
Income (loss) before income taxes	617,087	207,400	(60,681)		763,806
Provision for income taxes	(218,202)	(9,800)	(12,925)	(h)	(240,927)
Net income (loss)	$398,885	$197,600	(73,606)		522,879

Less net income attributable to non-controlling interest			98,950	(i)	98,950

Net income attributable to Western shareholders			$(172,556)		$423,929

Earnings per share attributable to Western shareholders
Basic	$4.42				$4.75
Diluted	$3.71				$3.79
Weighted average shares outstanding
Basic	89,270				89,270
Diluted	111,822				111,822
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except as otherwise indicated)
The unaudited pro forma condensed combined balance sheet is presented as if the acquisition occurred on September 30, 2013. The condensed combined statements of operations are presented as if the acquisition occurred on January 1, 2012. The unaudited pro forma condensed combined financial statements include adjustments that are based on preliminary estimates pending the completion of an independent appraisal and other evaluations to reflect the allocation of the purchase price of NTE's balance sheet as of November 12, 2013.
Total fair value as calculated at November 12, 2013 to be allocated is consistent with the fair value of total invested capital as follows:

Allocable Value
	LP Units (thousands)	Unit Price	Fair Value (thousands)
Publicly traded units (non-controlling interest)	56,477	$24.04	$1,357,704
Privately held units	35,622	21.76	775,000
Total equity	92,099		2,132,704
Total acquired debt			303,669
Fair value of total invested capital			$2,436,373
A preliminary purchase price allocation has been performed based on estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition. The final purchase price allocation is pending the completion of an independent appraisal and other evaluations that are currently expected to be completed prior to filing of our Form 10-K as of and for the year ended December 31, 2013. The preliminary purchase price allocation as of November 12, 2013 was as follows (in thousands):

Net working capital	$124,571
Property, plant and equipment	916,700
Intangible assets	38,200
Goodwill	1,238,238
Other assets, without debt issuance costs of $13,343	114,000
Long-term debt assumed	(278,438)
Other liabilities	(20,567)
Non-controlling interest	(1,357,704)
Total purchase price	$775,000
The final purchase accounting adjustments recorded in connection with the purchase agreement may differ from those presented herein.
Pro Forma and Other Adjustments:
Adjustments (1) through (5) presented in the Adjustments & Eliminations column of the Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 and adjustments (6) through (9) presented in the Pro Forma Adjustments columns of the Pro Forma Condensed Combined Statements of Operations for the nine month period ended September 30, 2013 and for the year ended December 31, 2012 are intended to align the more significant NTE accounting and reporting policies to those of Western.

Balance Sheet

(1) To reclassify NTE miscellaneous non-salable maintenance and supply inventories from inventories to other current assets.
(2) To reclassify NTE various prepaid expenses from other current assets to prepaid expenses.
(3) To reclassify NTE sales, use and fuel tax accruals from accounts payable to accrued liabilities.
(4) To reclassify Western capital lease obligations from other liabilities to lease financing obligations.
(5) To reclassify NTE deferred tax liabilities from other liabilities to deferred income tax liability, net.

(a) To reflect consideration paid by Western, including debt issuance costs, represented by $238.3 million in cash and $550.0 million in long-term debt of which $5.5 million has been reflected as current portion of long-term debt; removal of historical NTE equity; and recording of the non-controlling interest in NTE. Transaction costs of $3.5 million have not been included as a reduction in cash at September 30, 2013. These pro forma adjustments were as follows:

Decrease in cash of $238.3 million;
Increase in other assets, net for new debt costs of $13.3 million;
Increase in current maturities of long-term debt of $5.5 million;
Increase in long-term debt of $544.5 million;
Removal (decrease) of historical equity of $410.4 million;
Removal of historical accumulated other comprehensive loss of $2.4 million; and
Recognition of non-controlling interest in NTE of $1.4 billion.

The Term Loan Agreement, as amended, provides for loans of $550.0 million and matures on November 12, 2020. The Term Loan Agreement, as amended, is secured by the Gallup and El Paso refineries and equity interests in Western's subsidiaries that own the Gallup and El Paso refineries. Borrowings will bear interest at a rate based either on the Base Rate (as defined in the Term Loan Agreement, as amended) plus 1.00% or the Eurodollar Rate (as defined in the Term Loan Agreement) plus 3.25%. The Term Loan Agreement, as amended, is guaranteed, on a joint and several basis, by most subsidiaries of Western. The Term Loan Agreement, as amended, contains customary restrictive covenants, including limitations on debt, investments and dividends, and does not contain any financial maintenance covenants. A change of 1% in the interest rate would increase or decrease our pro forma interest expense by $4.0 million for the nine months ended September 30, 2013 and by $5.3 million for the year ended December 31, 2012.

(b) To reflect our preliminary estimates of changes in NTE asset and liability values in applying purchase accounting as follows:

Increase inventories by $3.5 million;
Decrease current deferred taxes, net in other current assets by $2.6 million;
Increase property, plant and equipment, net by $481.0 million;
Increase intangible assets, net by $2.8 million;
Increase equity method investment by $16.2 million;
Decrease miscellaneous other assets, net by $15.9 million;
Increase long-term debt by $3.4 million; and
Decrease deferred income tax liability, net by $4.9 million (decrease of $12.4 million of historical net deferred income tax liability; then increase by $7.5 million for impact of purchase accounting).

(c) To record the excess of the estimated value of NTE over the fair value of identified assets and liabilities of $1.2 billion.

Statements of Operations

(6) To eliminate NTE fuel excise taxes reported as a component of net sales and revenues and cost of products sold (exclusive of depreciation and amortization).
(7) To reclassify NTE production related hedging results from other income (expense) to cost of products sold (exclusive of depreciation and amortization).
(8) To reclassify NTE formation and offering costs from formation and offering costs to other non-operating income (expense).
(9) To reclassify NTE other operating income, net to other non-operating income (expense).

(d) To reflect increased depreciation and amortization based on the estimated increase in property, plant and equipment, net using estimated useful lives ranging from 1 to 17 years. The incremental amount of depreciation expense recorded was $27.5 million for the nine months ended September 30, 2013 and $36.7 million for the year ended December 31, 2012. NTE's capitalization and depreciation policies applied for financial reporting purposes are not significantly different from those followed by Western.

(e) To reflect increased interest expense related to the $550.0 million term loan. Interest expense has been increased by $17.0 million for the nine months ended September 30, 2013 and $22.7 million for the year ended December 31, 2012.

(f) To reflect amortization of the premium related to the assumed NTE debt. Interest expense has been decreased by $0.4 million for the nine months ended September 30, 2103 and $0.5 million for the year ended December 31, 2012.

(g) To reflect increased deferred debt costs related to the $550.0 million term loan. Amortization of loan fees has been increased by $1.3 million for the nine months ended September 30, 2013 and $1.7 million for the year ended December 31, 2012.

(h) To reflect the tax effect of pro forma adjustments at the federal statutory rate.

(i) To reflect results of operations attributable to the non-controlling interest in NTE and not available to Western shareholders. The amounts recorded were $112.4 million for the nine months ended September 30, 2013 and $99.0 million for the year ended December 31, 2012.